EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56033) of e-dentist.com, Inc., of our report dated June 22, 2001 except for Note 1 and Note 10, as to which the date is June 29, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
July 5, 2001